EXHIBIT 16

[Letterhead of Weinick Sanders Leventhal & Co., LLP]


February 9, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         We were previously the independent accountants for CFI Mortgage Inc. Effective February 6, 1998, we were dismissed as independent accountants of CFI Mortgage Inc.

         We have read CFI Mortgage Inc.'s statements included under Item 4 of its Form 8-K dated February 6, 1998, and we agree with such statements.

Very truly yours,

WEINICK SANDERS LEVENTHAL & CO., LLP

By:     /S/ MARTIN LEVENTHAL
         Martin Leventhal
         Executive Partner